EXHIBIT 10.2


                                 PROMISSORY NOTE
                                 ---------------


$250,000.00                      Houston, Texas                  January 1, 2005


         For value received, the undersigned, Blue Dolphin Pipe Line Company, a Delaware corporation (the "Maker"), promises to pay to the order of MCNIC Offshore Pipeline & Processing Company, a Michigan corporation, or its designee (the "Payee"), at 2000 Second Avenue, WCB 937, Detroit Michigan 48226, or at such other place as the owner and holder hereof may from time to time designate, in writing, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). No interest shall accrue on the principal balance of this Note.

         If not sooner paid, this Note shall be due and payable in full on December 31, 2006.

         THE PRINCIPAL AMOUNT of this Note is payable as follows: $20,000 shall be payable upon the execution and delivery of this Note. Commencing on February 28, 2005 and continuing on the last day of each month thereafter, an amount equal to $10,000 shall be paid pursuant to this Note. On December 31, 2006, all amounts of principal which then remain outstanding and unpaid pursuant to this Note shall be due and payable.

         The Maker may from time to time prepay this Note, in whole or in part, without notice or penalty.

         The entire principal balance hereof shall immediately become due and payable (a) upon the merger, consolidation, dissolution, liquidation or sale of all or substantially all the assets of the Maker; (b) if any "Person" (as such term is used in Sections 12(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Maker is or becomes a "beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act) directly of
(i) any portion of the Purchased Interests (as hereinafter defined), or (ii) 50% or more of the Maker's ownership interest in the Blue Dolphin Pipeline, Buccaneer Pipeline, the Land, or the Shore Facilities (all as more fully defined in that certain Asset Purchase Agreement dated January 1, 2002 by and between Maker and Payee (the "Purchase Agreement"); or (c) upon the failure by the Maker to perform or observe any of the provisions of this Note or the Pledge and Security Agreement, dated January 1, 2002, by and between Maker and Payee (the "Security Agreement") which failure is not cured within 30 days of written notice thereof.

         In the event the Maker sells 50% or more of the Maker's ownership interest in the Blue Dolphin Pipeline, Buccaneer Pipeline, the Land, and the Shore Facilities in a single transaction or a series of related transactions to a single purchaser prior to December 31, 2006 (a "Majority Interest Sale"), an additional amount of principal equal to $500,000 shall be added to the principal balance of this Note and shall be immediately due and payable.


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         The failure of the Maker to pay when due any installment due hereunder, which is not cured within 10 days of written notice thereof, or the bankruptcy of the Maker, shall constitute an "Event of Default".

         If an Event of Default shall occur, the holder hereof may, at the option of the holder, without demand, notice (except as provided above), or presentment, declare the entire unpaid principal balance of this Note, to be due and payable immediately. Upon any such declaration, the principal of this Note shall become and be immediately due and payable, and the holder hereof may thereupon proceed to protect and enforce the obligations of the Maker hereunder by suit in equity, by action of law, or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder hereof. Any installment of principal not paid when due, whether by acceleration or otherwise, shall bear interest at the Maximum Non-usurious Rate (as hereinafter defined) from the date due.

         If this Note is not paid when due (whether the Note becomes due by acceleration or otherwise) and is placed in the hands of an attorney for collection, or if suit is filed hereon, or if this Note shall be collected by legal proceedings or through a probate, bankruptcy, or other court, the Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees.

         EXCEPT AS PROVIDED HEREIN, THE MAKER expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, notice of any other kind with respect thereto, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; and Maker shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.


         IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law (the "Maximum Non-usurious Rate"), and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the Note by Payee (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker); and (b) in the event that maturity of this Note is accelerated by reason of an election by Payee resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Non-usurious Rate, and excess interest, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this Note (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker).

         This Note is an amendment and restatement of that certain Promissory Note dated January 1, 2002 payable by the Maker to the Payee (the "Original Note"). The Original Note was delivered by the Maker to the Payee pursuant to Purchase Agreement, pursuant to which the Payee has sold to the Maker undivided 1/3 of 8/8ths interests in and to the Blue Dolphin Pipeline, Buccaneer Pipeline, the Land, the Shore Facilities, and the Omega Pipeline (collectively, such 1/3 of 8/8ths interests are referred to herein as the "Purchased Interests").

         THIS NOTE is entitled to the benefits of the Security Agreement. Reference is made to the Security Agreement for provisions for the granting of liens and security interests in the Collateral (as defined in the Security Agreement) as security for this Note and for all other pertinent purposes.

         This Note shall be construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in Texas.

         Any notice to be given pursuant to this Note to the Maker shall be given at 801 Travis, Suite 2100, Houston, Texas 77002.

         Any check, draft, money order, or other instrument given in payment of all or any portion of any amounts due hereunder may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to the indebtedness in the manner elsewhere herein provided.

         Payments which are due on a Saturday, Sunday, or on a bank holiday of the United States of America shall be due on the following business day.

         This Note shall only be assignable by Payee (i) with the written consent of Maker, or (ii) to a person that is under common control with the Payee.

         THIS NOTE REPRESENTS THE FINAL AGREEMENT OF MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         It is agreed that time is of the essence with respect to this Note.

                                               BLUE DOLPHIN PIPE LINE COMPANY



                                               By:______________________________
                                                  Michael J. Jacobson, President